EXHIBIT 10.4
CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT
     THIS CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT (“Agreement”), dated as of October 24, 2007, is entered into by and among TARGA RESOURCES PARTNERS LP, a Delaware limited partnership (“MLP”), TARGA RESOURCES HOLDINGS LP, a Delaware limited partnership (“Holdings”), TARGA TX LLC, a Delaware limited liability company (“Targa TX LLC”), TARGA TX PS LP, a Delaware limited partnership (“Targa TX PS”), TARGA LA LLC, a Delaware limited liability company (“Targa LA LLC”), TARGA LA PS LP, a Delaware limited partnership (“Targa LA PS”), and Targa North Texas GP LLC, a Delaware limited liability company (“TNT GP”). The parties to this agreement are collectively referred to herein as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in the Purchase Agreement (as defined below).
RECITALS
     WHEREAS, Holdings and MLP have heretofore entered into that certain Purchase and Sale Agreement dated September 18, 2007, as amended, providing for the sale by Holdings (or its affiliates) to MLP (or its affiliates) of the (i) limited partner interests in Targa Texas Field Services LP, a Delaware limited partnership (“TTFS LP Interest”), (ii) the limited liability company interests in Targa Resources Texas GP LLC, a Delaware limited liability company (“TRTGP Interest”) and (iii) the limited liability company interests in Targa Louisiana Field Services LLC, a Delaware limited liability company (“TLFS Interest”).
     WHEREAS, Holdings desires to effect an internal reorganization pursuant to which (i) Targa TX PS would become the record and beneficial owner of the TTFS LP Interest and the TRTGP Interest and (ii) Targa LA PS would become the record and beneficial owner of the TLFS Interest;
     WHEREAS, following such internal reorganization, (i) Targa TX PS will convey, transfer and assign the TTFS LP Interest and the TRTGP Interest to TNT GP and (ii) Targa LA PS will convey, transfer and assign the TLFS Interest to TNT GP, as more particularly provided herein;
     WHEREAS, in order to accomplish the objectives and purposes in the preceding recitals, the following actions have been taken prior to the date hereof:
1. Holdings formed Targa TX LLC under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), and contributed $1,000 in exchange for all of the member interests in Targa TX LLC.
2. Holdings and Targa TX LLC formed Targa TX PS under the terms of the Delaware Revised Uniform Limited Partnership Act (“Delaware LP Act”), to which Holdings contributed $990 for a 99% limited partnership interest in Targa TX PS and Targa TX LLC contributed $10 in exchange for a 1% general partner interest in Targa TX PS.
3. Holdings formed Targa LA LLC under the terms of the Delaware LLC Act and contributed $1,000 in exchange for all of the member interests in Targa LA LLC;
4. Holdings and Targa LA LLC formed Targa LA PS under the terms of the Delaware LP Act, to which Holdings contributed $990 for a 99% limited partner interest in Targa LA PS and Targa LA LLC contributed $10 in exchange for a 1% general partner interest in Targa LA PS.
     NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE 1
CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS
RELATING TO TEXAS SYSTEMS
     Section 1.1 Contribution by Holdings of the TTFS LP Interest to Targa TX PS. Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Targa TX PS, its successors and assigns, for its and their own use forever, all right, title and interest in and to the TTFS LP Interest and Targa TX PS hereby accepts the TTFS LP Interest, and agrees to be the limited partner in Targa Texas Field Services LP.
     Section 1.2 Contribution by Holdings of the TRTGP Interest to Targa TX LLC. Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Targa TX LLC, its successors and assigns, for its and their own use forever, all right, title and interest in and to the TRTGP Interest and Targa TX LLC hereby accepts the TRTGP Interest and agrees to be the member of Targa Resources Texas GP LLC.
     Section 1.3 Contribution by Targa TX LLC of the TRTGP Interest to Targa TX PS. Targa TX LLC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Targa TX PS, its successors and assigns, for its and their own use forever, all right, title and interest in and to the TRTGP Interest and Targa TX PS hereby accepts the TRTGP Interest and agrees to be the member of Targa Resources Texas GP LLC.
ARTICLE 2
CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS
RELATING TO LOUISIANA SYSTEMS
     Section 2.1 Contribution by Holdings of the TLFS Interest to Targa LA LLC and Targa LA PS. Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to (i) Targa LA LLC, its successors and assigns, for its and their own use forever, all right, title and interest in and to a 1% undivided interest in the TLFS Interest, and (ii) Targa LA PS, its successors and assigns, for its and their own use forever, all right, title and interest in and to an undivided 99% interest in the TLFS Interest. Each of Targa LA LLC and Targa LA PS accept such conveyance of interest in the TLFS Interest and agree to be a member of Targa Louisiana Field Services LLC.
     Section 2.2 Contribution by Targa LA LLC of its undivided 1% interest in the TLFS Interest to Targa LA PS. Targa LA LLC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Targa LA PS, its successors and assigns, for its and their own use forever, all right, title and interest in and to its 1% undivided interest in the TLFS Interest. Targa LA PS accepts such conveyance of interest and agrees to be the member of Targa Louisiana Field Services LLC.
ARTICLE 3
ASSIGNMENT AND ASSUMPTION
OF PURCHASE AGREEMENT
     Section 3.1 Assignment of Purchase Agreement. MLP hereby assigns to TNT GP all of its rights under the Purchase Agreement to purchase the TTFS LP Interest, the TRTGP Interest and the TLFS Interest from Holdings or its designated affiliates, and TNT GP hereby assumes (without any release or novation of MLP) all of such obligations of MLP under the Purchase Agreement.
     Section 3.2 Assignment of Obligations under the Purchase Agreement with regard to the sale of the TTFS Interest and the TRTGP Interest. Holdings hereby assigns to Targa TX PS all of its obligations under the Purchase Agreement to sell the TTFS LP Interest and TRTGP Interest to MLP or its designated affiliates, and Targa TX PS hereby assumes (without any release or novation of Holdings) all of such obligations of Holdings under the Purchase Agreement.
     Section 3.3 Assignment of Obligations under the Purchase Agreement with regard to the sale of the TLFS Interest. Holdings hereby assigns to Targa LA PS all of its obligations under the Purchase Agreement to sell the TLFS Interest to MLP or its designated affiliates, and Targa LA PS hereby assumes (without any release or novation of Holdings) all such obligations of Holdings under the Purchase Agreement.

ARTICLE 4
FURTHER ASSURANCES
     From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, or (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and to more fully and effectively carry out the purposes and intent of this Agreement.
ARTICLE 5
EFFECTIVE TIME
     Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article 1, Article 2 or Article 3 of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article 1, Article 2 and Article 3 of this Agreement shall be effective and operative without further action by any party hereto.
ARTICLE 6
MISCELLANEOUS
     Section 6.1 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.
     Section 6.2 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
     Section 6.3 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.
     Section 6.4 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.
     Section 6.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof.
     Section 6.6 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.
     Section 6.7 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an Amendment to this Agreement.
     Section 6.8 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This document and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.
     Section 6.9 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.
[Signature Pages Follow]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

Targa Resources Partners LP By: Targa Resources GP LLC, its general partner
By:	/s/ Rene R. Joyce
Rene R. Joyce
Chief Executive Officer

Targa Resources Holdings LP By: Targa Resources Holdings GP LLC, its general partner
By:	/s/ Rene R. Joyce
Rene R. Joyce
Chief Executive Officer

Targa TX LLC
By:	/s/ Rene R. Joyce
Rene R. Joyce
Chief Executive Officer

Targa TX PS LP By: Targa TX LLC, its general partner
By:	/s/ Rene R. Joyce
Rene R. Joyce
Chief Executive Officer

Targa LA LLC
By:	/s/ Rene R. Joyce
Rene R. Joyce
Chief Executive Officer

Targa LA PS LP By: Targa LA LLC, its general partner
By:	/s/ Rene R. Joyce
Rene R. Joyce
Chief Executive Officer

Targa North Texas GP LLC
By:	/s/ Rene R. Joyce
Rene R. Joyce
Chief Executive Officer